EXHIBIT 10.9

                               TECHNISOURCE, INC.
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Agreement"), effective as of January 2, 1993, is made by and between Technisource, Inc., a Florida corporation (the "Company"), and Paul Cozza (the "Recipient").

         In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Recipient agree as follows:

1. GRANT OF OPTION. The Company grants to the Recipient an option to purchase 300,000 shares of the Company's common stock in accordance with the terms and conditions of this Agreement (the "Option").

2. OPTION PRICE. The purchase price of the shares of stock covered by the Option shall be $.1256 per share.

3. ADJUSTMENTS IN OPTION. In the event that the outstanding shares of stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the shares subject to the Option and the price per share shall be equitably adjusted to reflect such changes. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Company shall be final and binding upon the Recipient, the Company and all other interested persons.

4. PERSON ELIGIBLE TO EXERCISE OPTION. During the lifetime of the Recipient, only the Recipient may exercise the Option or any portion thereof. After the death of the Recipient, any exercisable portion of the Option may, prior to the date on which the Option expires under the terms of this Agreement, be exercised by the Recipient's personal representative or by any other person empowered to do so under the Recipient's will, trust or under the then applicable laws of descent and distribution.

5. MANNER OF EXERCISE. The Option, or any portion thereof, may be exercised only in accordance with the terms of this Agreement and solely by delivery to the Secretary of the Company of all of the following items prior to the time when the Option or such portion becomes unexercisable under the terms of this Agreement:

         a. Notice in writing signed by the Recipient or the other person then entitled to exercise the Option or portion thereof, stating that the Option or

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                  portion thereof is thereby exercised, such notice complying with all applicable rules (if any) established by the Company;

         b. Full payment (in cash or by cashiers' or certified check) for the shares with respect to which the Option or portion thereof is exercised;

         c. Full payment (in cash or by cashiers' or certified check) upon demand of an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the exercise of the Option or portion thereof;

         d. Unless a registration statement is filed with the Securities and Exchange Commission and is effective with respect to the shares underlying the Option, a bona fide written representation and agreement, in a form satisfactory to the Company, signed by the Recipient or other person then entitled to exercise the Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Recipient or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Company may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representations and agreement and to effect compliance with all federal and state securities laws or regulations. Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act and may issue stop-transfer orders covering such shares.

6. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable. Shares may be delivered under this Agreement only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. The Option is exercisable only if either (a) a registration statement pertaining to the shares to be issued upon exercise of the Option has been filed with and declared effective

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         by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Agreement does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence shares issued under this Agreement may bear such legends and statements, and shall be subject to such transfer restrictions, as the Company deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 6. The Option may not be exercised, and shares may not be issued under this Agreement, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Company deems advisable.

7. RIGHTS OF SHAREHOLDERS. The Recipient shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Recipient.

8. VESTING AND EXERCISABILITY. The Recipient's interest in the option shall vest according to the schedule described in this Section 8 and shall be exercisable as to not more than the vested portion of the shares subject to the option at any point in time. To the extent an option is either unexercisable or unexercised, the unexercised portion shall accumulate until the option both becomes exercisable and is exercised, subject to the provisions of Section 9 of the Agreement. Except as otherwise provided in this Section 8, the option granted shall become vested according to the following schedule:

                           DATE                  VESTED PERCENTAGE

                  January 2, 1993                        0%
                  December 31, 1998                    100%


         A portion of the Option may become vested prior to December 31, 1998, in the event of a Sale of the Company. For purposes of this Section 8, a "Sale" shall occur when (i) the acquisition by any person, including a "group" as defined in Section 13(d)(3) of the Securities Act of 1934, as amended, of beneficial ownership of 50 percent or more of the total number of shares entitled to vote in the election of directors of the Board, (ii) the merger of the Company into any other company or the sale of substantially all of the assets of the Company, or (iii) the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Company's common stock for the account of the Company. If a Sale occurs prior to December 31, 1998, (i) the Option shall become vested and exercisable on the effective date of the Sale,

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         with respect to the number of shares equal to 300,000 multiplied by a fraction, the numerator of which is the number of full months that have elapsed from January 2, 1993, to the effective date of the Sale, and the denominator of which is 71, and (ii) the Option shall become 100 percent vested and exercisable on December 31, 1998. Following the Recipient's death or termination of the Recipient's employment as a result of his total and permanent disability, the vesting and exercisability of the Option shall continue to be determined in accordance with this Section 8 as if the Recipient had not died or terminated employment.

9. DURATION OF OPTION. Except as specified below, the Option shall expire on January 2, 2004. Notwithstanding the foregoing, the Option may expire prior to January 2, 2004, in the following circumstances:

         a. If the Recipient's employment with the Company terminates as a result of his total and permanent disability, the Option shall expire on the first anniversary of the Recipient's last day of employment.

         b. If the Recipient ceases employment with the Company for any reason other than death or disability, the Option shall expire three months following the last day that the Recipient is employed by the Company. After the last day that the Recipient is employed by the Company, the Option may be exercised only for the number of shares for which it could have been exercised on such last day pursuant to Section 8 of this Agreement, subject to any adjustment under Section 3 of this Agreement.

         c. Notwithstanding any provisions set forth above in this Section 9, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or its affiliates, (ii) breach any covenant not to compete or employment agreement with the Company or any affiliate, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.

10. TRANSFERABILITY. To the extent permitted by tax, securities or other applicable laws to which the Company or the Recipient are subject, the Recipient may transfer the Option to (i) the Recipient's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, (ii) a trust for the benefit of the Recipient's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law, or (iii) a partnership whose partners consist solely of the Recipient's spouse, child, stepchild, grandchild, parent,

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         stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

11. NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Recipient shall be addressed to him at the address given beneath his signature below. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Recipient shall, if the Recipient is then deceased, be given to the Recipient's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

12. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13. MODIFICATIONS. Any modifications or amendment of any provision of this Agreement must be in writing and bear the signature of the duly authorized representatives of both parties.

14. APPLICABLE LAW. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of Florida.

15. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the Company and the Recipient with respect to the Option, and merges all prior discussions between them and supersedes and replaces any and every other agreement or understanding which may have existed between the Company and the Recipient to the extent that any such agreements or understandings relate to stock options issued or to be issued to the Recipient.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Company and the Recipient effective as of the date first written above.

                                          TECHNISOURCE, INC.

                                       By: /S/ JOSEPH W. COLLARD
                                           -------------------------------------
                                       Its: President


                                          /S/ PAUL COZZA
                                          --------------------------------------
                                          Paul Cozza


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